Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Melissa Kahaly
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS SECOND QUARTER 2009 RESULTS

Record Second Quarter Operating Cash Flow of $230 million

RYE, N.Y., July 22, 2009 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and six months ended June 30, 2009.

For the three months ended June 30, 2009, net sales decreased 6.6% to $1.3 billion compared to $1.4 billion for the same period in the previous year. Approximately $48 million of the $90 million decrease in net sales was due to foreign exchange fluctuations between the periods. For the three months ended June 30, 2009, the Company recorded net income of $44.9 million, or $0.53 per diluted share, compared to net income of $43.0 million, or $0.56 per diluted share, in the three months ended June 30, 2008. On a non-GAAP basis, adjusted net income was $51.4 million, or $0.60 per diluted share, for the three months ended June 30, 2009, compared to $54.8 million, or $0.72 per diluted share, for the three months ended June 30, 2008.

For the six months ended June 30, 2009, net sales decreased 6.5% to $2.4 billion compared to $2.6 billion for the same period in the previous year. Approximately $102 million of the $169 million decrease in net sales was due to foreign exchange fluctuations between the periods. For the six months ended June 30, 2009, the Company recorded net income of $53.8 million, or $0.67 per diluted share, compared to net income of $47.7 million, or $0.62 per diluted share, in the six months ended June 30, 2008. On a non-GAAP basis, adjusted net income was $69.8 million, or $0.87 per diluted share, for the six months ended June 30, 2009, compared to $71.3 million, or $0.93 per diluted share, for the six months ended June 30, 2008.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income and adjusted diluted earnings per share to the comparable GAAP measures.

Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation commented, “Our exceptional cash flow during the quarter was reflective of a number of management initiatives during this tough macro economic time. Our focus on working capital management led to improvements in inventory, receivables and payables during the quarter. Despite the expected decline in revenue and earnings resulting from the recessionary environment, our proactive, disciplined approach to controlling costs during a period of lower sales resulted in improved gross and As Adjusted EBITDA margins during the quarter, with a positive impact on cash flow. This strong performance would not have been possible without the continued dedication and hard work of our most important asset, our employees.”

Mr. Franklin continued, “Jarden’s success is built around owning leading brands spread across diverse, niche markets with three similar characteristics: market leadership positions; strong cash flow; and good management. We have been able to demonstrate the benefit of this strategy, coupled with Jarden’s DNA operating culture, in this recessionary environment. Our belief is that our businesses will continue to outperform their categories in good as well as difficult market conditions.”

The Company will be holding a conference call at 4:45 p.m. EDT, July 22, 2009, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until August 21, 2009.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Volkl®, and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew Cornell® and Pine Mountain®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three months ended
	June 30, 2009			June 30, 2008
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)
Net sales	$1,269.7	$—	$1,269.7	$1,360.0	$—	$1,360.0

Cost of sales	913.3	—	913.3	979.2	—	979.2

Gross profit	356.4	—	356.4	380.8	—	380.8
Selling, general and administrative expenses	240.7	(3.8)	236.9	256.5	(4.0)	252.5

Reorganization and acquisition-related integration costs, net	6.0	(5.6)	0.4	11.1	(11.1)	—

Operating earnings	109.7	9.4	119.1	113.2	15.1	128.3
Interest expense, net	38.8	—	38.8	42.6	—	42.6

Income before taxes	70.9	9.4	80.3	70.6	15.1	85.7
Income tax provision	26.0	2.9	28.9	27.6	3.3	30.9

Net income	$44.9	$6.5	$51.4	$43.0	$11.8	$54.8

Earnings per share:
Basic	$0.53		$0.61	$0.57		$0.73
Diluted	$0.53		$0.60	$0.56		$0.72
Weighted average shares outstanding:
Basic	84.4		84.4	75.3		75.3
Diluted	85.2		85.2	76.4		76.4

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Six months ended
	June 30, 2009			June 30, 2008
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)
Net sales	$2,408.6	$—	$2,408.6	$2,577.4	$—	$2,577.4

Cost of sales	1,759.9	—	1,759.9	1,868.8	—	1,868.8

Gross profit	648.7	—	648.7	708.6	—	708.6
Selling, general and administrative expenses	469.1	(7.7)	461.4	516.3	(8.0)	508.3

Reorganization and acquisition-related integration costs, net	18.2	(15.0)	3.2	21.8	(21.8)	—

Operating earnings	161.4	22.7	184.1	170.5	29.8	200.3
Interest expense, net	75.0	—	75.0	88.8	—	88.8

Income before taxes	86.4	22.7	109.1	81.7	29.8	111.5
Income tax provision	32.6	6.7	39.3	34.0	6.2	40.2

Net income	$53.8	$16.0	$69.8	$47.7	$23.6	$71.3

Earnings per share:
Basic	$0.67		$0.87	$0.63		$0.95
Diluted	$0.67		$0.87	$0.62		$0.93
Weighted average shares outstanding:
Basic	79.9		79.9	75.2		75.2
Diluted	80.6		80.6	76.3		76.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$626.2	$392.8
Accounts receivable, net	810.1	894.1
Inventories	1,118.5	1,180.4
Deferred taxes on income	155.1	147.3
Prepaid expenses and other current assets	137.3	114.5

Total current assets	2,847.2	2,729.1

Property, plant and equipment, net	500.8	506.9
Goodwill	1,500.9	1,476.1
Intangible assets, net	943.1	936.6
Other assets	82.0	78.3

Total assets	$5,874.0	$5,727.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$287.7	$431.4
Accounts payable	415.7	422.1
Accrued salaries, wages and employee benefits	148.1	142.0
Taxes on income	22.6	22.7
Other current liabilities	326.4	336.2

Total current liabilities	1,200.5	1,354.4

Long-term debt	2,445.4	2,436.9
Deferred taxes on income	232.4	232.8
Other non-current liabilities	331.9	318.7

Total liabilities	4,210.2	4,342.8

Total stockholders’ equity	1,663.8	1,384.2

Total liabilities and stockholders’ equity	$5,874.0	$5,727.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income	$44.9	$43.0	$53.8	$47.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31.3	29.8	61.7	58.9
Other non-cash items	17.4	24.3	19.3	25.7
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	83.0	31.2	87.1	98.2
Inventory	23.3	(37.7)	74.6	(123.0)
Accounts payable	37.3	14.8	(12.7)	21.5
Other current assets and liabilities	(7.6)	(7.1)	(52.8)	(62.2)

Net cash provided by operating activities	229.6	98.3	231.0	66.8

Cash flows from financing activities:
Net change in short-term debt	(37.4)	(38.3)	(133.1)	48.7
Proceeds from issuance of senior debt	292.2	25.0	292.2	25.0
Payments on long-term debt	(290.0)	(4.4)	(294.3)	(16.2)
Proceeds from issuance of stock, net of transaction fees	202.7	0.1	202.7	1.9
Repurchase of common stock and shares tendered	—	(0.4)	(0.5)	(10.9)
Debt issuance costs	(9.8)	(2.1)	(9.8)	(2.2)
Other, net	—	—	—	(2.5)

Net cash provided by (used in) financing activities	157.7	(20.1)	57.2	43.8

Cash flows from investing activities:
Additions to property, plant and equipment	(23.3)	(23.2)	(44.4)	(45.3)
Acquisition of businesses, net of cash acquired	(8.3)	(26.6)	(12.0)	(29.1)
Other	(4.3)	(0.6)	(4.3)	(7.4)

Net cash used in investing activities	(35.9)	(50.4)	(60.7)	(81.8)

Effect of exchange rate changes on cash and cash equivalents	7.8	(0.2)	5.9	5.7

Net increase in cash and cash equivalents	359.2	27.6	233.4	34.5
Cash and cash equivalents at beginning of period	267.0	227.4	392.8	220.5

Cash and cash equivalents at end of period	$626.2	$255.0	$626.2	$255.0

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2009
Net sales	$637.8	$372.2	$203.1	$69.6	$(13.0)	$1,269.7	$—	$1,269.7

Segment earnings (loss)	$90.5	$48.5	$29.2	$8.8	$—	$177.0	$(30.4)	$146.6

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(5.6)	—	—	—	—	(5.6)	—	(5.6)
Depreciation and amortization	(16.6)	(6.5)	(5.1)	(2.9)	—	(31.1)	(0.2)	(31.3)

Operating earnings (loss)	$68.3	$42.0	$24.1	$5.9	$—	$140.3	$(30.6)	$109.7

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2008
Net sales	$708.6	$380.3	$196.7	$91.9	$(17.5)	$1,360.0	$—	$1,360.0

Segment earnings (loss)	$97.5	$41.1	$26.4	$11.4	$—	$176.4	$(22.3)	$154.1

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(7.0)	—	(2.3)	(0.6)	—	(9.9)	(1.2)	(11.1)
Depreciation and amortization	(15.7)	(6.4)	(4.2)	(3.1)	—	(29.4)	(0.4)	(29.8)

Operating earnings (loss)	$74.8	$34.7	$19.9	$7.7	$—	$137.1	$(23.9)	$113.2

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2009
Net sales	$1,229.1	$708.1	$362.3	$136.1	$(27.0)	$2,408.6	$—	$2,408.6

Segment earnings (loss)	$142.4	$87.3	$44.1	$15.6	$—	$289.4	$(51.3)	$238.1

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(15.0)	—	—	—	—	(15.0)	—	(15.0)
Depreciation and amortization	(32.5)	(13.3)	(9.8)	(5.7)	—	(61.3)	(0.4)	(61.7)

Operating earnings (loss)	$94.9	$74.0	$34.3	$9.9	$—	$213.1	$(51.7)	$161.4

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2008
Net sales	$1,366.9	$699.6	$365.8	$180.8	$(35.7)	$2,577.4	$—	$2,577.4

Segment earnings (loss)	$156.7	$78.2	$40.2	$20.5	$—	$295.6	$(44.4)	$251.2

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(14.0)	—	(3.5)	(2.1)	—	(19.6)	(2.2)	(21.8)
Depreciation and amortization	(30.9)	(12.9)	(8.4)	(6.1)	—	(58.3)	(0.6)	(58.9)

Operating earnings (loss)	$111.8	$65.3	$28.3	$12.3	$—	$217.7	$(47.2)	$170.5

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	For the three and six months ended June 30, 2009, segment earnings for the Consumer Solutions segment includes $0.4 and $3.2 million of restructuring costs, respectively.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As reported” results to arrive at the “Adjusted” results for the three and six months ended June 30, 2009 and 2008. For the three months ended June 30, 2009, adjustments to net income consist of $5.6 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $3.8 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2009 is the tax provision adjustment of $2.9 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the three months ended June 30, 2008, adjustments to net income consist of $11.1 million of reorganization and acquisition-related integration costs and $4.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2008 is the tax provision adjustment of $3.3 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the six months ended June 30, 2009, adjustments to net income consist of $15.0 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $7.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2009 is the tax provision adjustment of $6.7 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the six months ended June 30, 2008, adjustments to net income consist of $21.8 million of reorganization and acquisition-related integration costs and $8.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2008 is the tax provision adjustment of $6.2 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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